Exhibit 99.1

Emclaire Financial Corp. to Acquire Elk County Savings and Loan Association in a Conversion Merger Transaction

EMLENTON, Pa.--(BUSINESS WIRE)--Emclaire Financial Corp. (OTCBB:EMCF), the parent holding company of The Farmers National Bank of Emlenton, headquartered in Emlenton, Pennsylvania, today announced that they have reached a definitive agreement with Elk County Savings and Loan Association, headquartered in Ridgway, Pennsylvania, to acquire Elk County Savings and Loan in a conversion merger transaction.

Pursuant to the Agreement and Plan of Conversion Merger, which has been approved by the Boards of Directors of the institutions, Elk County Savings and Loan will convert from a Pennsylvania-chartered mutual savings association to a Pennsylvania-chartered stock savings association and then issue its shares of common stock to Emclaire. In connection with the acquisition and pursuant to the terms of the Agreement, and the related Plan of Conversion Merger of Elk County Savings and Loan with Farmers National Bank, Emclaire will offer shares of its common stock to certain members of Elk County Savings and Loan in a subscription offering. The amount of Emclaire common stock offered in the subscription offering will be based on an independent valuation of Elk County Savings and Loan. Any stock not purchased by eligible members of Elk County Savings and Loan in the subscription offering will then be offered to certain members of the community and to the general public. Emclaire reserves the right to accept or reject any orders in part or in whole in the community offering. Following the closing of the offering of Emclaire common stock pursuant to the Plan of Conversion Merger, Elk County Savings and Loan will merge with and into Farmers National Bank, with Farmers National Bank as the surviving institution.

In addition to the Emclaire common stock to be offered pursuant to the conversion merger, Emclaire also intends to offer up to an additional $3 million of its common stock to the general public to support its growth and for general corporate purposes.

David L. Cox, Chairman of the Board, President and Chief Executive Officer of Emclaire Financial Corp., stated, “This partnership with Elk County Savings and Loan Association not only enhances our market presence in Ridgway, Pennsylvania, but also affords us the opportunity to offer additional capital to support our continued growth strategies. The board of directors and I view this transaction as a key to our overall expansion efforts and commitment to the communities we serve.”

Roy M. Constable, Chairman of the Board of Elk County Savings and Loan Association, noted, “We are pleased at the prospect of joining forces with Farmers and having the opportunity to continue our tradition of serving the local community in Ridgway. In choosing a strategic partner, the board of directors and I were looking for more than providing a wider product base and expanded services. We were looking for an institution with a commitment to customers and community. Farmers National Bank provided all of these things. Their culture and tradition of success is a clear match for our customers.”

At March 31, 2008, Emclaire reported total assets of $322.5 million with loans receivable and deposits of $232.9 million and $251.5 million, respectively. At the same date, stockholders’ equity was $25.1 million or 7.8% of total assets. The acquisition of Elk County Savings and Loan is expected to add $7.7 million in loans receivable and $8.0 million in customer deposits, including $1.2 million in demand deposit accounts. As a result of the Elk County Savings and Loan transaction alone, Emclaire’s management expects stockholders’ equity to increase by approximately $4.0 million to $29.1 million or 9.07% of consolidated pro forma total assets. This additional capital will position Emclaire for further growth and is one of the major attributes of the transaction.

For the quarter ended March 31, 2008, Emclaire reported net income of $559,000 or $0.44 per common share resulting in a return on average equity and assets of 0.73% and 9.05%, respectively. The merger with Elk County Savings and Loan is expected to be immediately accretive to Emclaire’s consolidated earnings.

The transactions are expected to close in the fourth quarter of 2008, pending regulatory approval, approval by Elk County Savings and Loan members and satisfaction of other customary closing conditions.

About Emclaire Financial Corp.

Emclaire Financial Corp. is the parent company of The Farmers National Bank of Emlenton, an independent, nationally-chartered, FDIC-insured community bank headquartered in Emlenton, Pennsylvania, operating twelve full-service offices in Venango, Butler, Clarion, Clearfield, Elk, Jefferson and Mercer counties, Pennsylvania. Emclaire’s common stock is quoted on and traded through the OTC Electronic Bulletin Board under the symbol “EMCF.” For more information, visit Emclaire’s website at www.emclairefinancial.com.

About Elk County Savings and Loan Association

Elk County Savings and Loan Association is a Pennsylvania-chartered mutual savings association with one office located in Ridgway, Pennsylvania. Elk County Savings and Loan was founded in 1925 and provides financing primarily for home ownership and traditional savings opportunities for customers in the counties of Elk, Cameron, McKean, Clearfield and Jefferson, Pennsylvania.

Forward-looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “expect,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “will likely result,” “will continue,” “is anticipated,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to: (1) the businesses of Emclaire and Farmers National Bank and Elk County Savings and Loan may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the conversion merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the conversion merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the conversion merger may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the conversion merger; (5) the members of Elk County Savings and Loan may fail to approve the conversion merger; (6) changes in general economic conditions, which could affect the volume of loan originations, deposit flows and real estate values, and credit quality trends; (7) changes in laws, regulations or policies by government or regulatory agencies, (8) fluctuations in interest rates, (9) change in the demand for loans in the market areas that the Bank and Elk County Savings and Loan conduct their respective business, and (10) competition from other financial services companies in the Bank and Elk County Savings and Loan’s markets. Emclaire and Elk County Savings and Loan caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Emclaire and Elk County Savings and Loan do not undertake, and specifically disclaim any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

This press release does not constitute an offer of securities by either Emclaire or Elk County Savings and Loan. In connection with the proposed transactions, a registration statement on Form S-1 will be filed by Emclaire with the U.S. Securities and Exchange Commission (SEC). The registration statement will contain a proxy statement/prospectus to be distributed to the members of Elk County Savings and Loan in connection with their vote on the conversion merger. MEMBERS OF ELK COUNTY SAVING AND LOAN ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONVERSION MERGER. The information in this press release is not a substitute for the registration statement and any other documents Emclaire intends to file with the SEC.

The proxy statement/prospectus, and other documents filed or to be filed by Emclaire with the SEC, will be available free of charge at the SEC’s website (www.sec.gov) or from Emclaire by contacting William C. Marsh, Treasurer and Chief Financial Officer, Emclaire Financial Corp., (724) 867-2311. The proxy statement/prospectus, and related documents, will be available from Elk County Savings and Loan by contacting Karen Marshall, Managing Officer, (814) 776-6181.

Elk County Savings and Loan is currently not engaged in a solicitation of proxies from the members of Elk County Savings and Loan in connection with the proposed conversion merger. If a proxy solicitation commences, Elk County Savings and Loan and its directors, executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies from the members of Elk County Savings and Loan in connection with the proposed conversion merger.

CONTACT:
Emclaire Financial Corp.
David L. Cox
Chairman of the Board, President and
Chief Executive Officer
or
William C. Marsh
Chief Financial Officer and Treasurer
Phone: 724-867-2311
Email: wmarsh@farmersnb.com